                                                                   EXHIBIT 10.1

                                MICROISLET, INC.
                              A NEVADA CORPORATION

                  AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT

         THIS AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT (this "Agreement") dated as of October 31, 2003 is entered into between MicroIslet, Inc., a Nevada corporation (the "Company"), and the purchasers identified on the signature pages hereto (each, a "Purchaser" and collectively, the "Purchasers").

         1. PURCHASE. Subject to the terms and conditions of this Agreement, each Purchaser hereby agrees, severally and not jointly, to purchase and the Company hereby agrees to sell and issue the number of shares of Common Stock of the Company (the "Shares") at Fifty Cents ($0.50) per Share, represented by the purchase price indicated below such Purchaser's name on the signature page of this Agreement (the "Purchase Price"). In addition, each Purchaser shall be granted a warrant, in the form attached hereto as EXHIBIT A (the "Warrant"), to purchase a number of shares (the "Warrant Shares") of the Common Stock of the Company equal to Forty Percent (40%) of the Shares purchased by such Purchaser, at an exercise price of One Dollar ($1.00) per share, exercisable until the third anniversary of the Initial Closing (as defined below). The Shares, the Warrants and the Warrant Shares are collectively referred to herein as the "Securities".

         2. CLOSING.

                  (a) The initial closing of the sale and purchase of the Securities under this Agreement (the "Initial Closing") shall take place on October 31, 2003, at the offices of Procopio, Cory, Hargreaves & Savitch LLP, 530 B Street, San Diego California, or at such other time and place as the parties may agree.

                  (b) At any time on or before the tenth (10th) day following the Initial Closing, the Company may sell up to an aggregate of Three Million (3,000,000) Shares and associated Warrants, inclusive of Shares sold at the Initial Closing. All such sales shall be made at one or more closings (each of the Initial Closing and such subsequent closings, a "Closing") on the terms and conditions set forth in this Agreement, including, without limitation, the representations and warranties by such Purchasers as set forth in Section 6. Any Shares, Warrants and Warrant Shares sold pursuant to this Section 2(b) shall be deemed to be Shares, Warrants and Warrant Shares for all purposes under this Agreement, and any purchasers thereof shall be deemed to be Purchasers for all purposes under this Agreement.

         3. DELIVERIES. Subject to the terms and conditions hereof, the Company will deliver to each Purchaser a certificate representing the number of Shares to be purchased and the Warrant, and each Purchaser will deliver to the Company payment of the Purchase Price in immediately available funds to a bank account to be designated by the Company.

         4. INFORMATION. Each Purchaser has been furnished with and has been given the opportunity to review all information regarding the Company which it has requested and which it deemed necessary for an investment in the Company. Without limiting the generality of the foregoing, each Purchaser has been given access to and has reviewed the Company's Registration Statement on Form SB-2 filed with the Securities Exchange Commission (the "SEC") on September 26, 2003 (the "Form SB-2"). Each Purchaser represents that it is aware that all of the Company's material public filings with the SEC since November 14, 2001 are available via the Internet through the web site maintained by the SEC at www.sec.gov. Each Purchaser understands that: (i) the Form SB-2 and the prospectus therein do not apply to the offer or sale of the Securities, and are provided for information only, (ii) no federal or state agency has passed upon the Securities or has made any finding or determination concerning the fairness or value of the Securities, and (iii) the books and records of the Company are and will continue to be available for inspection by such Purchaser, and any purchaser representative of such Purchaser, at the Company's address listed above.

         5. ILLIQUIDITY OF INVESTMENT; SECURITIES LAWS. Each Purchaser understands that the Securities are not a liquid investment. In particular, each Purchaser understands and acknowledges that:

                  (a) The offering and proposed sale of Securities herein have not been registered or qualified under the Securities Act of 1933, as amended (the "Act") nor under the securities laws of California or any other state. This offering has not been reviewed by the SEC nor has the SEC or any state securities commission or regulatory authority approved, passed upon or endorsed the merits of this offering. The offering and proposed sale of the Securities herein is being made in reliance upon certain securities exemptions, including (i) SEC Regulation D, Rule 506, promulgated under Section 4(2) of the Act, and
         (ii) the exemption set forth in Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the regulations promulgated thereunder.

                  (b) It is believed that the offering and proposed sale of the Securities currently qualifies and will continue to qualify under each such claimed exemption. Because the availability of these exemptions is based upon subjective factors, however, and because the criteria for exemption are subject to interpretation by state or federal regulatory agencies and courts, there is no assurance that such exemptions will be available. If and to the extent that suits for rescission are brought for failure to register this offering or for acts or omissions constituting offenses under the Act or the securities laws of any state, the capital and financial condition of the Company could be adversely affected. In addition, the Company could be adversely affected by the need to defend any such private or governmental action even where the Company ultimately is exonerated.

                  (c) Except as set forth in Section 10 below, the Purchasers will have no right to require registration of the Securities offered and sold hereby under the Act.

                  (d) Each Purchaser's right to transfer the Securities offered and sold hereby will be restricted. These restrictions will require a Purchaser to hold the Securities indefinitely, unless the Securities are subsequently registered under the Act and qualified or registered under other applicable state laws, or unless an exemption from such qualification or registration is available and confirmed by an opinion of counsel acceptable to the Company. After periods of time described below, there may, but will not necessarily, be an exemption available under Section 4(1) of the Act in accordance with SEC Rule 144. As of the date of Agreement, Rule 144 allows for limited sales of restricted securities pursuant to Section 4(1) of the Act after the securities have been held for one year, provided certain conditions are satisfied, including availability of public information about the issuer, restrictions on the amount of securities sold within a three month period, restrictions on the manner of sale, and the filing of a notice with the SEC. Rule 144 currently provides that the foregoing restrictions do not apply to a person who has held securities for two years and who not been an "affiliate" of the issuer during the three months preceding the sale. The term "affiliate" is defined in Rule 144 as a person who directly or indirectly controls, is controlled by or is under common control with the issuer. Executive officers, directors and persons who directly or indirectly own or control over 10% of the stock of an issuer are often deemed to be affiliates. The Company is under no obligation to take steps to ensure the availability of Rule 144, and the Purchasers should not assume that the Securities may be resold at any particular time in the future.

         6. REPRESENTATIONS AND WARRANTIES. Each Purchaser hereby represents and warrants, for itself and not for other Purchasers, as follows:

                  (a) All documents, records, and books pertaining to the investment in the Company and its proposed business, including without limitation the Form SB-2, have been made available to such Purchaser for review.

                  (b) Such Purchaser, or the representatives or advisors of such Purchaser, have had the opportunity to ask questions of and receive answers from the officers of the Company, or persons acting on its behalf, concerning the terms and conditions of this investment, and all such questions have been answered to the full satisfaction of such Purchaser or the representatives or advisors of such Purchaser.

                  (c) Such Purchaser has not been presented with or solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article, radio, television or internet advertisement, or any other form of advertising concerning the Securities or the Company.

                  (d) Such Purchaser has received no representations or warranties from the Company, or from any directors, officers, agents, or employees of the Company, and in purchasing the Securities, such Purchaser is relying solely on the investigations made by it.

                  (e) Such Purchaser acknowledges that neither the SEC nor any other state or federal agency has made any determination as to the merits of purchasing the Securities or as to the value of the Securities, and that the purchase of the Securities involves a high degree of risk.

                  (f) Such Purchaser is acquiring the Securities for investment and for such Purchaser's own account or in the capacity set forth on the signature page hereof, and not with a view to any distribution thereof.

                  (g) Such Purchaser understands that the Securities must be held indefinitely unless subsequently registered under the Act and qualified or registered under other applicable state laws or unless an exemption from such qualification or registration is available. Such Purchaser agrees that a notation of these restrictions shall be placed upon the Securities and in the appropriate records of the Company. Such Purchaser understands that except as set forth in Section 10, the Company has made no commitment to take actions to register the Securities or to make available the safe harbor of SEC Rule 144.

                  (h) Such Purchaser understands the risks and other considerations related to the purchase by such Purchaser of the Securities, including without limitation the risk factors set forth in the Form SB-2 under the heading "Risk Factors," and such Purchaser has such knowledge and experience in financial and business matters that such Purchaser (alone or with the aid of the investment advisors of such Purchaser) is capable of evaluating the merits and risks of purchasing the Securities.

                  (i) Such Purchaser has consulted with and relied entirely on such Purchaser's business, financial, and tax advisors in purchasing the Securities and in evaluating the merits and risks of an investment in the Company.

                  (j) Such Purchaser is an accredited investor as that term is defined under Regulation D promulgated under the Act, and has provided true and correct information on the Accredited Investor Questionnaire attached hereto as Exhibit B (the "Accredited Investor Questionnaire").

                  (k) Such Purchaser is able to bear the economic risk of an investment in the Company, has the ability to hold the Securities indefinitely, such Purchaser's overall commitment to investments which are not readily marketable (such as the Securities) is not disproportionate to its net worth, and such Purchaser has the financial ability to suffer a complete loss of its investment in the Securities.

                  (l) Such Purchaser has all requisite power, authority and capacity to purchase and hold the Securities and to execute, deliver and comply with the terms of this Agreement, and such execution, delivery and compliance do not conflict with or constitute a default under any instruments governing such Purchaser, any law, regulation, or order, or any agreement to which such Purchaser is a party or by which such Purchaser may be bound.

                  (m) Such Purchaser understands the meaning and legal consequences of the representations, warranties, covenants and other agreements contained in this Agreement, and understands that the Company has relied upon such representations, warranties, covenants and agreements, including those with respect to compliance with applicable securities laws, rules and regulations, and such Purchaser hereby agrees to indemnify and hold harmless the Company and its respective directors, officers, agents, attorneys and employees, from and against any and all loss, damage or liability, together with all costs and expenses (including attorneys' fees and disbursements), which any of them may incur by reason of any breach of the representations, warranties, covenants or agreements of such Purchaser contained in this Agreement. All representations, warranties and covenants contained in this Agreement, and the indemnification contained in this Section, shall survive the acceptance of this Agreement.

                  (n) Such Purchaser understands that the Company will require substantially more capital than the amount raised in this offering in order to complete the steps necessary to bring any products to market and generate revenues. Such Purchaser acknowledges that these matters are discussed in more detail in the Form SB-2 under the heading "Plan of Operation." Such Purchaser understands that any additional capital raised by the Company may be on terms similar to or different from the terms of this Agreement, and such terms may be more or less favorable to investors than the terms of this Agreement.

                  (o) If the Purchaser is an entity, such Purchaser represents that it was not formed for the sole purpose of making an investment in the Securities.

         EACH PURCHASER HEREBY SWEARS AND AFFIRMS THAT THE REPRESENTATIONS AND STATEMENTS OF SUCH PURCHASER CONTAINED HEREIN ARE TRUE AND ACCURATE.

         7. CONDITIONS TO CLOSING.

                  (a) The obligation of each Purchaser to purchase the Securities is subject to the satisfaction, on or prior to the respective Closing, of the following conditions:

                           (i) The Company shall have performed all obligations
and conditions herein required to be performed or observed by it on or prior to the Closing;

                           (ii) The Company shall have obtained any and all
consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement (except for such as may be properly obtained subsequent to the Closing); and

                           (iii) The Warrant shall have been executed and
delivered by the Company.

                  (b) The obligation of the Company to sell the Securities is subject to the satisfaction, on or prior to the Closing, of the following conditions:

                           (i) The representations and warranties of such
Purchaser contained in Section 6, shall be true on and as of the Closing with the same effect as though such representations and warranties have been made on and as of the Closing; and such Purchaser shall have performed and complied with all agreements and conditions herein required to be performed or complied with by such Purchaser on or before the Closing;

                           (ii) Such Purchaser shall have completed the
Accredited Investor Questionnaire, and the responses thereto shall be satisfactory to the Company;

                           (iii) Such Purchaser shall have obtained any and all
consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement (except for such as may be properly obtained subsequent to the Closing);

                           (iv) Such Purchaser shall have paid the Purchase
Price.

         8. USE OF PROCEEDS. The proceeds from the transactions contemplated by the Agreement will be used for working capital.

         9. BROKER'S FEES. The Company has agreed to pay a placement fee to World Link Asset Management in the amount of seven percent (7%) of the gross proceeds received under this Agreement by Purchasers introduced to the Company by World Link Asset Management. In addition, the Company has agreed to issue to World Link Asset Management a warrant to purchase a number of shares equal to six percent (6%) of the number of Shares sold under this Agreement to Purchasers introduced to the Company by World Link Asset Management. Such warrant will have an exercise price of One Dollar ($1.00), and will be exercisable for three years following the Initial Closing. Except as set forth above, each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this
Section 9 being untrue.

         10. REGISTRATION RIGHTS.

                  (a) Within forty (40) days after the Initial Closing, the Company shall use commercially reasonable efforts to file a Registration Statement under the Act (the "Registration Statement") with the SEC covering the registration of the Shares and the Warrant Shares. In the event the Registration Statement is not filed within such forty (40) day period, the Company shall issue to each Purchaser a number of additional shares of the Company's common stock equal to thirty-three thousandths of one percent (0.033%) of the number of the Shares purchased by such Purchaser, for each day after such forty (40) day period prior to the date of filing of the Registration Statement. The Company shall issue each Purchaser such additional shares, rounded to the nearest whole share, immediately prior to the filing of the Registration Statement.

                  (b) The provisions of this Section 10 shall be the sole and exclusive remedy of the Purchasers for the Company's failure to file the Registration Statement within the time frames set forth above, or otherwise with respect to the registration of the Shares and the Warrant Shares.

                  (c) The Company may require each Purchaser to furnish to the Company a certified statement as to the number of Shares beneficially owned by such Purchaser, the natural person or persons who has or have voting and dispositive control over the Shares held by such Purchaser, and such other information as the Company shall reasonably require, within three business days of the Company's request. During any periods that the Company is unable to meet its obligations hereunder with respect to the registration of the Shares because any Purchaser has failed to furnish such information within three business days of the Company's request, any additional shares to be issued in accordance with paragraph (a) above that are accruing at such time shall be tolled and the obligation to issue such shares shall be suspended, until such information is delivered to the Company.

         11. SUBSEQUENT PLACEMENTS.

                  (a) Prior to the date which is ninety (90) days after the Initial Closing, the Company will not, directly or indirectly, sell, grant any option to purchase, or otherwise dispose of (or announce any sale, grant or any option to purchase or other disposition of any of Common Stock or Common Stock Equivalents (as defined below) pursuant to a private placement (such offer, sale, grant, disposition or announcement being referred to as "Subsequent Placement"), unless the Company delivers to each Purchaser a written notice (the "Subsequent Placement Notice") of its intention to effect such Subsequent Placement, which specifies in reasonable detail all of the material terms of such Subsequent Placement, the amount of proceeds intended to be raised thereunder, the names of the investors (including the investment manager of such investors, if any) and the investment bankers with whom such Subsequent Placement is proposed to be effected, and attached to which shall be a term sheet or similar document. If a Purchaser wises to participate in the Subsequent Placement, it must notify the Company by 6:30 p.m. (New York City time) on the third business day after delivery of the Subsequent Placement Notice of its willingness to provide a stated investment amount, subject to completion of mutually acceptable documentation, up to fifty percent (50%) of such financing to the Company on the same terms set forth in the Subsequent Placement Notice. The Company may consummate the remaining portion of such Subsequent Placement on the terms and to the persons set forth in the Subsequent Placement Notice. The Company shall provide each Purchaser with a second Subsequent Placement Notice and each Purchaser will again have the right of first refusal set forth in this
Section 11(a), if the Subsequent Placement subject to the initial Subsequent Placement Notice is not consummated for any reason on the terms set forth in such Subsequent Notice within sixty (60) days after the date of the initial Subsequent Placement Notice with the person(s) identified in the Subsequent Placement Notice. If the Purchasers indicate in the aggregate a willingness to provide financing in excess of fifty percent (50%) of the amount set forth in the Subsequent Placement Notice, then each participating Purchaser will be entitled to provide financing pursuant to such Subsequent Placement Notice up to an amount equal to such Purchaser's Pro Rata Portion (as defined below) of the Common Stock or Common Stock Equivalents to be issued in such Subsequent Placement. "Pro Rata Portion" is the ratio of (x) fifty percent (50%) of such Purchaser's Purchase Price and (y) the sum of the Purchase Prices paid by Purchasers providing financing pursuant to the Subsequent Placement Notice.

                  (b) The Company's obligations under Section 11(a) shall not apply to any grant or issuance by the Company of any of the following: (i) the sale of Securities pursuant to this Agreement; (ii) the issuance of securities upon the exercise or conversion of any Common Stock Equivalents or any other debt instrument, or the issuance of securities due to the effect of any anti-dilution or repricing provisions contained in securities, issued by the Company prior to the date of this Agreement (or to any amendments or modifications thereof), (iii) the grant of options or warrants, or the issuance of additional securities, under any duly authorized Company stock option, restricted stock plan or stock purchase plan, including any inducement grant to a new executive officer or director, (iv) the issuance of Common Stock or Common Stock Equivalents pursuant to a Strategic Transaction or (v) the issuance of securities to Fusion Capital Fund II pursuant to the Common Stock Purchase Agreement dated April 1, 2003.

                  (c) The term "Strategic Transaction" means a transaction or relationship in which the Company issues shares of Common Stock or Common Stock Equivalents (i) to a person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising working capital or to an entity whose primary business is investing in securities, or (ii) to a person in connection with any equipment lease or other asset-based lending transaction approved by the Company's Board of Directors in accordance with reasonable business practices.

                  (d) The term "Common Stock Equivalents" means any securities of the Company which entitle the holder thereof to acquire the Company's Common Stock at any time, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, the Company's Common Stock or other securities that entitle the holder to receive, directly or indirectly, the Company's Common Stock.

         12. GOVERNING LAW. This Agreement is made in San Diego, California and it shall be construed in accordance with and governed in all respects by the laws of the State of California.

         13. SECURITIES LAWS. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), NOR HAVE THEY BEEN QUALIFIED UNDER CALIFORNIA OR ANY OTHER STATE SECURITIES LAWS, RULES OR REGULATIONS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT AND QUALIFICATION OR REGISTRATION UNDER OTHER APPLICABLE SECURITIES LAWS, RULES, AND REGULATIONS, OR AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

         14. SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         16. ENTIRE AGREEMENT. This Agreement, the Accredited Investor Questionnaire and the Warrant constitute the entire agreement among the parties with respect to the subject matter hereof.

         17. AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended or waived only with the written consent of the Company and Purchasers representing a majority of the total Purchase Price under this Agreement, which amendments or waivers will bind the Company and all Purchasers.

         18. NOTICES. Any notice required or authorized to be given hereunder or any other communications between the parties provided for under the terms of this Agreement shall be in writing and shall be served personally, or by reputable express courier service, or by facsimile transmission addressed to the relevant party at the address stated on the signature page hereto or at any other address provided by that party to the other as its address for service. Any notice so given personally shall be deemed to have been served on delivery, any notice so given by express courier service shall be deemed to have been served two (2) business days after the same shall have been delivered to the relevant courier, and any notice so given by facsimile transmission shall be deemed to have been received on dispatch. In proving such service, it shall be sufficient to produce the receipt of a reputable courier company showing the correct address of the addressee or prove that the facsimile transmission was followed by an activity report showing the correct facsimile number of the party on whom notice is served and the correct number of pages transmitted.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK -
                           SIGNATURE PAGES TO FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT as of the date first above written.

COMPANY:

MicroIslet, Inc., a
Nevada corporation

By: _______________________________________
Printed Name:______________________________
Its:_______________________________________

Address:  6370 Nancy Ridge Drive, Suite 112
          San Diego, CA 92121

       [AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT SIGNATURE PAGE]

         IN WITNESS WHEREOF, the parties have executed this SECURITIES PURCHASE AGREEMENT as of the date first above written.

PURCHASER:

[_____________________________________]

By:
Printed Name:
Its:

Address:______________________________
        ______________________________

Telephone: ___________________________
Facsimile: ___________________________
E-mail: ______________________________

Purchase Price: $_____________________ in cash
                $_____________________ in cancellation of indebtedness
         Total: $_____________________

       [AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT SIGNATURE PAGE]